UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2015

ZBB Energy Corporation
      (Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01.	Entry Into a Material Definitive Agreement.

Closing of Transaction Contemplated by Securities Purchase Agreement

On April 17, 2015, ZBB Energy Corporation, a Wisconsin corporation (the “Company”), and Solar Power, Inc., a California corporation (“SPI”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to issue and sell to SPI for an aggregate purchase price of $33,390,000 a total of (i) 8,000,000 shares (the “Purchased Common Shares”) of the Company’s common stock (the “Common Stock”) and (ii) 28,048 shares (the “Purchased Preferred Shares”) of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”).  The aggregate purchase price for the Purchased Common Shares was based on a purchase price per share of $0.6678 and the aggregate purchase price for the Purchased Preferred Shares was determined based on price of $0.6678 per common equivalent.  Pursuant to the Purchase Agreement, the Company also agreed to issue to SPI a warrant to purchase 50,000,000 shares of Common Stock for an aggregate purchase price of $36,729,000 and a per share exercise price equal to $0.7346 (the “Warrant”).  On July 13, 2015, the Company and SPI closed the transaction contemplated by the Purchase Agreement (the “Closing”) and the Company issued to SPI the Purchased Common Shares, the Purchased Preferred Shares and the Warrant.

The Purchased Preferred Shares were sold for $1000 per share and are convertible at a conversion price of $0.6678, prepaid at closing of the transaction; provided, that pursuant to the certificate of designation of preferences, rights and limitations of the Series C Preferred Stock (A) the first one-fourth of the Purchased Preferred Shares only become convertible upon the completion of five megawatts worth of solar projects in accordance with the Supply Agreement described below (the “Projects”), (B) the second one-fourth (the “Series C-2 Preferred Stock”) only become convertible upon the completion of 15 megawatts worth of Projects, (C) the third one-fourth (the “Series C-3 Preferred Stock”) only become convertible upon the completion of 25 megawatts worth of Projects and (D) the last one-fourth only become convertible upon the completion of 40 megawatts worth of Projects.  Upon any liquidation, dissolution or winding-up of the Company, SPI, as holder of the Purchased Preferred Shares, shall be entitled to receive, prior and in preference to the holders of Common Stock, an amount per Purchased Preferred Share equal to the higher of the purchase price of such Purchased Preferred Share and the amount payable to SPI if it had converted such Purchased Preferred Share into Common Stock immediately prior to such liquidation, dissolution or winding-up.  Except as provided in the certificate of designation of preferences, rights and limitations of the Series C Preferred Stock (the “Series C Certificate of Designation”) or otherwise required by law, the holders of Series C Preferred Stock do not vote together with the holders of Common Stock.  Pursuant to the Series C Certificate of Designation, the approval of holders of at least three-quarters of the shares of Common Stock and the Series C Preferred Stock (voting on an as-converted basis) is required to approve any amendment to the Company’s Articles of Incorporation.

The Warrant represents the right to acquire 50,000,000 shares of Common Stock at an exercise price equal to $0.7346.  The Warrant only becomes exercisable upon the completion of 40 megawatts worth of Projects.

The foregoing descriptions of the Series C Certificate of Designation and the Warrant do not purport to be complete and are qualified in their entirety by reference to the certificate of designation of preferences, rights and limitations of the Series C Preferred Stock and the Warrant, a copies of which are filed herewith as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference.

Supply Agreement

On July 13, 2015, in connection with the Closing and pursuant to the Purchase Agreement the Company entered into a Supply Agreement with SPI pursuant to which the Company will sell and SPI will purchase certain products and services offered by the Company from time to time, including certain energy management system solutions for solar projects (the “Supply Agreement”).  The Supply Agreement provides that the Company will sell and SPI will purchase Products and related Services (each as defined in the Supply Agreement) that have an aggregated total of at least 40 megawatt of energy storage rated power output prior to the 48-month anniversary of the date of the Supply Agreement with certain lower megawatt thresholds being required to be met at the 12-month, 24-month and 36-month anniversaries of the Supply Agreement.

The Supply Agreement contains customary representations, warranties and covenants by the Company and SPI and prohibits the Company from selling lower quantities of its Products and Services (each as defined in the Supply Agreement) to other buyers at prices below those provided to SPI.  The Supply Agreement is terminable upon one year prior written notice by either party; however, neither party may terminate the Supply Agreement until all of the Purchased Preferred Shares have become convertible into shares of the Company’s Common Stock.  A copy of the Supply Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Supply Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Governance Agreement

On July 13, 2015, in connection with the Closing and pursuant to the Purchase Agreement the Company entered in to a Governance Agreement with SPI (the “Governance Agreement”).  Under the Governance Agreement, SPI is entitled to nominate one director to the Company’s board of directors for so long as SPI holds at least 10,000 Purchased Preferred Shares or 25 million shares of Common Stock or Common Stock equivalents (the “Requisite Shares”).  Additionally, for so long as SPI holds the Requisite Shares (1) following the time at which the Series C-2 Preferred Stock shall have become convertible in full, SPI shall be entitled to nominate a total of two directors and (2) following the time at which the Series C-3 Preferred Stock shall have become convertible in full, SPI shall be entitled to nominate a total of three directors; provided in no event shall SPI be entitled to nominate a number of directors to the Board that would represent a percentage of the Board greater than the percentage determined by dividing the number of Common Stock Equivalents held by SPI by the sum of (A) the total shares of the Company’s Common Stock outstanding and (B) the number of shares of Common Stock into which the Preferred Stock held by SPI is convertible.

The Governance Agreement provides that for so long as SPI holds the Requisite Shares, the Company will not take any of the following actions without the affirmative vote of SPI: (a) change the conduct by the Company’s business; (b) change the number or manner of appointment of the directors on the board; (c) cause the dissolution, liquidation or winding-up of the Company or the commencement of a voluntary proceeding seeking reorganization or other similar relief; (d) other than in the ordinary course of conducting the Company’s business, cause the incurrence, issuance, assumption, guarantee or refinancing of any debt if the aggregate amount of such debt and all other outstanding debt of the Company exceeds $10 million; (e) cause the acquisition, repurchase or redemption by the Company of any securities junior to the Purchased Preferred Shares; (f) cause the acquisition of an interest in any entity or the acquisition of a substantial portion of the assets or business of any entity or any division or line of business thereof or any other acquisition of material assets, in any such case where the consideration paid exceeds $2 million, or cause the Company to engage in certain other Fundamental Transactions (as defined in the certificate of designation of preferences, rights and limitations of the Series C Convertible Preferred Stock); (g) cause the entering into by the Company of any agreement, arrangement or transaction with an affiliate that calls for aggregate payments (other than payment of salary, bonus or reimbursement of reasonable expenses) in excess of $120,000; (h) cause the commitment to capital expenditures in excess of $7 million during any fiscal year; (i) cause the selection or replacement of the auditors of the Company; (j) enter into of any partnership, consortium, joint venture or other similar enterprise involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $5 million; (k) amend or otherwise change its Articles of Incorporation or by-laws or equivalent organizational documents of the Company or any subsidiary in any manner that materially and adversely affects any rights of SPI; (l) amend or otherwise change the Articles of Incorporation or by-laws or equivalent organizational documents of any Subsidiary in any manner; (m) grant, issue or sell any equity securities (with certain limited exceptions); (n) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; provided, however, that the dividends called for by Section 3(b) of the Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series B Convertible Preferred Stock shall nonetheless continue to accrue and accumulate on each share of the Company’s Series B Convertible Preferred Stock; (o) reclassify, combine, split or subdivide, directly or indirectly, any of its capital stock; (p) permit any item of material intellectual property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in such intellectual property; or (q) enter into any contract, arrangement, understanding or other similar agreement with respect to any of the foregoing.

Additionally, the Governance Agreement provides preemptive right to SPI in the case of certain issuances of equity securities.  The foregoing description of the Governance Agreement does not purport to be complete and is qualified in its entirety by reference to the Governance Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item	3.02.	Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item	5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bradley Hansen as Chief Executive Officer.

Effective July 13, 2015, the board of directors of the Company appointed Bradley Hansen as Chief Executive Officer of the Company.  Since May 19, 2014, Mr. Hansen has served as Chief Executive Officer of Anhui Meineng Store Energy Co., Ltd., the Company’s China joint venture entity (the “JV Company”), and President and Chief Operating Officer of the Company.  Mr. Hansen will remain the Chief Executive Officer of the JV Company and keep his title as President of the Company.

In connection with his appointment as Chief Executive Officer, Mr. Hansen entered into an amendment to his employment agreement with the Company (the “Amendment”) pursuant to which his annual salary was increased to $300,000 per year and the initial term of his employment agreement was extended until June 30, 2019.  The Amendment provides that Mr. Hansen will be eligible to earn annual bonuses equal to 30% of his annual base salary.  Additionally, the Amendment provides that, subject to receipt of shareholder approval for any required increase in authorized shares under the Company’s articles of incorporation and/or equity plans, Mr. Hansen will receive a restricted stock unit award covering 1,500,000 shares of the Company’s Common Stock.  The restricted stock units will vest in full upon the completion of 40 megawatts worth of Projects; provided that upon Mr. Hansen’s termination without Cause, for Good Reason, Disability (each, as defined in Mr. Hansen’s employment agreement), or for death on or before June 30, 2019 a portion of the restricted stock units shall vest equal to the portion of the Purchased Preferred Shares that have become convertible on or before such termination.

A copy of the Amendment is filed with this Current Report on Form 8-K as Exhibit 10.3 and is hereby incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Appointment of Eric Apfelbach as Vice Chairman of the Board of Directors.

In connection with Mr. Hansen’s appointment as Chief Executive Officer, effective July 13, 2015, Eric Apfelbach stepped down as Chief Executive Officer and was appointed Vice Chairman of the Board of Directors.  In connection with his appointment as Vice Chairman, Mr. Apfelbach received a stock option grant covering 75,000 shares of common stock that vests in three equal annual installments.  In addition, on July 13, 2015 Mr. Apfelbach’s employment was terminated and he entered into a Professional Services Agreement with the Company pursuant to which he will provide certain consulting services to the Company and will be paid at an hourly rate commensurate with the salary he was receiving under his employment agreement.

Appointment of Hoong Khoeng Cheong to the Board of Directors.

In connection with the Closing, effective July 13, 2015, the Company’s board of directors approved an increase in its size from seven to eight directors and appointed Hoong Khoeng Cheong to the board of directors of the Company in accordance with the Governance Agreement to fill the vacancy created by such increase.  Mr. Cheong will serve as a Class I director with a term expiring at the 2017 Annual Meeting of the Corporation’s shareholders.  Mr. Cheong is currently the Chief Operating Officer of SPI, and as such may be deemed to have a material interest in the transaction between the Company and SPI.  The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.  Mr. Cheong is not expected to be named to any committees.

Item	5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Closing, on July 9, 2015 the Company filed the certificate of designation of preferences, rights and limitations of the Series C Convertible Preferred Stock with the Office of the Secretary of State of Wisconsin.  The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the certificate of designation of preferences, rights and limitations of the Series C Convertible Preferred Stock is incorporated by reference into this Item 5.03. The foregoing description of the certificate of designation of preferences, rights and limitations of the Series C Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the certificate of designation of preferences, rights and limitations of the Series C Convertible Preferred Stock, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item	5.07.	Submission of Matters to a Vote of Security Holders.

On July 9, 2015, the Company held a special meeting of shareholders (the “2015 Special Meeting”).  The certified results of the matters voted upon at the 2015 Special Meeting, each of which are more fully described in the Company’s Proxy Statement for the 2015 Special Meeting filed with the Securities and Exchange Commission on May 20, 2015, are as follows:

The Company’s shareholders approved the proposal to approve and ratify, for purposes of Section 713 of the Company Guide of the NYSE MKT, LLC, the issuance of securities of the Company under the terms of: (a) that certain Securities Purchase Agreement by and between the Company and Solar Power, Inc. dated as of April 17, 2015, which provides for the issuance of (i) 8,000,000 shares of the Company’s common stock, (ii) 28,048 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and (iii) a warrant to purchase 50,000,000 shares of the Company’s common stock (the “Warrant”); (b) the Certificate of Designation of Preferences, Rights and Limitations governing the Series C Preferred Stock; and (c) the Warrant, with the votes cast as follows:

For	Against	Abstain
15,721,910	530,865	83,923

The Company’s shareholders approved the proposal to approve an amendment to the Company’s articles of incorporation to change the name of the Company to EnSync, Inc., with the votes cast as follows:

For	Against	Abstain
16,857,218	499,457	49,276

Item	9.01. Financial Statements and Exhibits.

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated: July 14, 2015	By: /s/ Bradley Hansen
Name: Bradley Hansen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock

4.2	Form of Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 17, 2015)

10.1	Form of Supply Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 17, 2015)

10.2	Governance Agreement between ZBB Energy Corporation and Solar Power Inc. dated July 13, 2015

10.3	Amendment to Employment Agreement with Bradley Hansen dated July 13, 2015